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								Exhibit 10.3
		     The Ohio Casualty Insurance Company
		    2002 Officer Annual Incentive Program

Overview
The Ohio Casualty Insurance Company's 2002 Officer Annual Incentive Program ("Program") is an incentive program designed to give officers of The Ohio Casualty Insurance Company ("OC") the opportunity to earn a cash bonus based on corporate and individual performance. Business Unit performance will also be used to determine the bonus for officers in the business units.


Eligibility
To be a participant, the employee must be in an officer position in 2002. Those who are in an officer position for less than 12 months in 2002 are eligible for a prorated bonus.

Officers who have been placed on disciplinary probation in the 12 months prior to the bonus payment date or who are demoted out of an officer position for performance or disciplinary reasons prior to the bonus payment date are not eligible for the bonus.

If a participant retires, dies or becomes disabled in 2002, he/she is eligible for a prorated bonus. If a participant retires, dies or becomes disabled after December 31, 2002 but before the bonus payment is made, he/she is eligible for the bonus earned.

If a participant is displaced out of an officer position in 2002, he/she is eligible for a prorated bonus.

If a participant is demoted out of an officer position for business reasons (not performance or disciplinary reasons) in 2002, he/she is eligible for a prorated bonus.

Participants who are on a leave of absence in 2002 are eligible for a prorated bonus.

If a participant has a job change in 2002 that does not affect eligibility for participation in this Program but does affect the bonus amount or bonus structure (for example, due to promotion from Assistant Vice President to Vice President or transfer from Support Area to Business Unit), the bonus will be prorated for the portion of the year that was spent in each position. For example, if the participant spends part of the year in a Support Area and part of the year in a Business Unit, he/she is eligible for a prorated Support Area bonus and a prorated Business Unit bonus. The bonus amounts would be prorated based on the number of months the participant spent in the Support Area or Business Unit.


Measures of Performance
Corporate Performance:  Measured by Ohio Casualty Corporation ("OCC") 2002
			before-tax operating income, which may be adjusted to account for an extraordinary event(s) but only if approved by the Executive Compensation Committee of the Board of Directors.

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Business Unit Performance:  Measured by the business unit's 2002 accident
			    year combined ratio and/or 2002 gross written premium. If both measures are used, they will be combined in a matrix with payouts established for various combinations. Separate matrices will be used for different business units. The combined ratio and/or the gross written premium may be adjusted to account for an extraordinary event(s) but only if approved by the Executive Compensation Committee of the Board of Directors.

			    Gross written premium excludes residual markets, canceled "C" agents, and National Workers' Compensation Pool, and is gross of reinsurance.

			    The Home Office Commercial Lines gross written premium is all commercial lines, excluding all bonds and umbrellas. The regions' Commercial Lines gross written premium is all commercial lines, excluding bonds and unsupported umbrellas written through umbrella-only agents.

			    The accident year combined ratio (on an
			    estimated/projected basis) is net of reinsurance, includes residual markets and the effect of canceled agents, and excludes National Workers' Compensation Pool.

			    The Home Office Commercial Lines accident year combined ratio is all commercial lines, excluding all bonds and umbrellas. The regions' Commercial Lines accident year combined ratio is all commercial lines, including unsupported and supported umbrellas written through any agent, but excluding bonds.

			    Commercial Umbrella for the home office staff includes all commercial umbrellas. Specifically, it is unsupported umbrellas written through umbrella-only agents plus unsupported and supported commercial umbrellas written through agents who are not umbrella-only agents.

Individual Performance:     Measured using the Overall Performance Rating on
			    the participant's 2002 Employee Evaluation Form.


Program Design - Support Areas
A target bonus amount has been defined for each officer in a Support Area based on his or her position within that Support Area. The individual target bonus amount is stated as a percent of base salary (for example, 25% of base salary). Annual base salary as of December 31, 2002 will be used to calculate the bonus. This target bonus amount will be adjusted to account for corporate and individual performance to determine the actual bonus.

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The initial adjustment will be based on corporate performance.  The individual target bonus amount will be adjusted up or down based on before-tax operating income as shown in the Corporate Matrix on the personalized sheet.

Individual performance is then used as a modifier, adjusting the result after the initial adjustment up or down as shown in the Individual Performance Matrix on the personalized sheet.

Calculation - Support Areas
   Step 1: Use the Corporate Matrix to determine the initial adjustment to the individual target bonus amount based on corporate performance.
   Step 2: Determine the actual bonus amount by using the Individual Performance Matrix to adjust the result of step 1 based on individual performance.


Program Design - Business Units
A target bonus amount has been defined for each officer in a Business Unit based on his or her position within that Business Unit. The individual target bonus amount is stated as a percent of base salary (for example, 25% of base salary). Annual base salary as of December 31, 2002 will be used to calculate the bonus. This target bonus amount will be adjusted to account for corporate, business unit and individual performance to determine the actual bonus.

The target bonus amount for Business Unit officers is divided into two components as the corporate portion of the bonus and the business unit portion of the bonus. The initial amount of each portion will be 50% of the total target bonus amount.

Corporate Portion of the Bonus
The initial adjustment to the corporate portion of the bonus will be based on corporate performance. The individual target bonus amount will be adjusted up or down based on before-tax operating income (see the Corporate Matrix on the personalized sheet) and then multiplied by the 50% weight.

Individual performance will then be used as a modifier, adjusting the result after the initial adjustment to the corporate portion of the bonus up or down as shown in the Individual Performance Matrix on the personalized sheet.

The resulting corporate portion of the bonus will be paid ONLY if the business unit portion of the bonus is earned.

Business Unit Portion of the Bonus
The business unit portion of the bonus will be based on the performance of the individual's business unit. The individual target bonus amount will be adjusted up or down as shown in the Business Unit Matrix and then multiplied by the 50% weight.

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Individual performance will then be used as a modifier, adjusting the result after the initial adjustment to the business unit portion of the bonus up or down as shown in the Individual Performance Matrix on the personalized sheet.

For the Business Unit portion of the bonus, the 2003 bonus payout will be 60% of the bonus earned based on 2002 results as evaluated in early 2003. The 2004 payout of the Business Unit portion of the bonus will be 100% of the incentive earned based on 2002 results as evaluated in early 2004, less previous business unit bonus payments made for 2002 results. If the calculation of the bonus payment results in a negative number, there will be no repayment of bonus payouts in a previous year.

Payment of the business unit portion of the bonus is not dependent on Corporate performance.

Calculation - Business Units

   Step 1: Use the Corporate Matrix to determine the initial adjustment to the individual target bonus amount and multiply by 50%.
   Step 2: Use the Individual Performance Matrix to adjust the result of step 1 based on individual performance. This is the corporate portion of the bonus.
   Step 3: Use the Business Unit Matrix to determine the other initial adjustment to the individual target bonus amount and multiply by 50%.
   Step 4: Use the Individual Performance Matrix to adjust the result of step 3 based on individual performance. This is the business unit portion of the bonus.
   Step 5: Determine the first payout of the business unit portion of the bonus by multiplying the result from step 4 by 60%.

Bonus Payments
The bonus amount will be calculated after information is available on corporate, business unit and individual performance. It is expected that the bonus will be paid in the spring of 2003. Participants must be employed and in good standing at the time of payout in order to receive any bonus under this Program.

For business units, it is expected that the first payment of the business unit portion of the bonus will be paid in the spring of 2003 and the deferred portion in the spring of 2004. Any portion of the bonus to be paid in 2004 will be paid to those who met the eligibility requirements for the 2003 payout, unless the participant is no longer in good standing, has been demoted out of an officer position for performance or disciplinary reasons, has been placed on disciplinary probation in the 12 months prior to the bonus payment date, or has terminated employment. Participants who have retired, died, or become disabled will receive any earned bonus.

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To calculate a prorated bonus, multiply the bonus amount by x/12 with x being the number of months in the year in which the person was eligible for the bonus. A person is considered eligible for the bonus for each month in which he/she meets the eligibility requirements as of the 15th day of the month.

If a participant dies prior to payment of the earned bonus, the bonus will be payable to the participant's estate.

Payment of a bonus to an employee on a leave of absence will not be made until the employee returns from the leave of absence.

The bonus payments will be considered a part of Final Average Compensation (as defined in the Employees Retirement Plan) if paid to the employee prior to his/her termination date.


Confidential Information
At all times during employment with the Ohio Casualty Corporation or any of its subsidiaries and thereafter, employees shall not disclose, divulge, use or publish any Confidential Information (as defined below) except in connection with the employee's job responsibilities for The Ohio Casualty Insurance Company or its subsidiaries or with the written permission by an authorized senior officer of The Ohio Casualty Insurance Company. For purposes of this section, Confidential Information means any and all confidential and/or proprietary information, data or knowledge of the Ohio Casualty Corporation or any of its subsidiaries including but not limited to
(i) information regarding research, development, new products, marketing and selling strategies, operating plans and procedures, reinsurance, policyholders and agents, (ii) information regarding business plans and strategies, budgets, litigation and governmental proceedings, prices, costs and expenses and premium data, (iii) skills and compensation of other employees, and (iv) trade secrets, ideas, processes, source and object codes, data, computer programs and software, and other intellectual property. Confidential Information does not include information which is or becomes generally available to the public other than as a result of a disclosure by an employee in violation of this Program.

When an employee leaves the employ of The Ohio Casualty Insurance Company or at The Ohio Casualty Insurance Company's earlier request, he or she will deliver to The Ohio Casualty Insurance Company any and all computer disks and tapes, notes, memoranda and other documents, together with all copies thereof, and any other material containing or disclosing any Confidential Information.

Breach of this section will result in appropriate disciplinary action by The Ohio Casualty Insurance Company up to and including termination of employment. The Ohio Casualty Insurance Company shall have the right to enforce this section by injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights and remedies that The Ohio Casualty Insurance Company may have for breach of this provision.


Miscellaneous
Full power and authority to construe, interpret and administer this Program, including determining the eligibility and the amount of any bonus payments hereunder will be vested in the Executive Compensation Committee of the Board of Directors. Such Committee shall have the sole and exclusive discretion in making any and all decisions regarding the Program's operation. In no circumstances may the Program be construed or interpreted as guaranteeing bonus payments being made to any eligible employee.

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Since no employee has a guaranteed right to any bonus amount under this
Program, any attempt by such an employee to sell, transfer, assign, pledge, or otherwise encumber any anticipated bonus amount shall be void and neither OCC nor any of its subsidiaries shall be liable in any manner for, or subject to, the debts, contracts, liabilities, engagements or torts of any such employee who might anticipate a bonus under this Program.

OC shall deduct from any amount payable to the employee under this Program any taxes required to be withheld under federal, state and local law.

The bonus payment will be considered Employee Savings Plan Compensation. If the employee is contributing to the Employee Savings Plan at the time a bonus is paid, contributions to the Employee Savings Plan will be deducted from any amount payable to the employee under this Program.

Nothing in this Program shall confer upon any employee any right to continue in the employment of The Ohio Casualty Insurance Company or any subsidiary or limit in any way the right of the The Ohio Casualty Insurance Company or any subsidiary to terminate the employment of the employee at any time.

This Program shall at all times be entirely unfunded, and no provision shall at any time be made with respect to segregating assets of OCC or any of its subsidiaries for payment of any bonus amount under this Program. No employee or any other person shall have any interest in any particular assets of OCC or any of its subsidiaries by reason of the right to receive a bonus payment under this Program and any such employee or any such other person shall have only the rights of a general unsecured creditor of OC or its applicable subsidiary regarding his or her rights under this Program.

OC reserves the right to amend or terminate the Program (in its sole discretion) by action of the Executive Compensation Committee of the Board of Directors. A termination of the Program shall cause a discontinuance or forfeiture of any bonus amounts not earned at the time of termination. Any amendment made to the Program shall be effective as of the date such amendment is adopted and no such amendment shall adversely affect the rights of any employee to bonus amounts earned prior to the adoption of such amendment.

Any questions about the Officer Annual Incentive Program should be directed to Lynn Schoel (extension 2029 in the Home Office) or any other member of the Compensation Department.

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Sample Calculation Support Area

Assume an individual target bonus of $25,000, 2002 before-tax operating income of $94,000,000 and 2002 Overall Performance Rating for the individual of "Excellent".

Step 1: Use the Corporate Matrix to determine the initial adjustment to the target bonus amount based on Corporate performance.

	  Corporate Matrix
	  2002 Before-tax Operating Income          Initial Bonus Adjustment
	  --------------------------------          ------------------------
		  $135,500,000 +                     140% of target bonus
	     $119,900,000 - $135,499,999             120% of target bonus
	     $104,400,000 - $119,899,999             100% of target bonus
	      $88,100,000 - $104,399,999              80% of target bonus
	      $81,200,000 - $88,099,999               50% of target bonus
	      $61,000,000 - $81,199,999               25% of target bonus

	  Bonus After Initial Adjustment  =  80% x individual target bonus
					  =  80% x $25,000
					  =  $20,000

Step 2: Determine the actual bonus amount by using the Individual Performance Matrix to adjust the result of Step1 based on individual performance.

	  Individual Performance Matrix
	  2002 Overall Performance Rating           Bonus Amount
	  -------------------------------           ------------

	  Clearly Outstanding performance       125% of result of Step 1
	  Excellent performance                 110% of result of Step 1
	  Good performance                      100% of result of Step 1
	  Marginal performance                    0% of result of Step 1
	  Unsatisfactory performance              0% of result of Step 1

	  Bonus Amount = 110% of result of Step 1
		       = 110% x $20,000
		       = $22,000


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Sample Calculation - Personal Lines Business Unit

Assume an individual target bonus of $25,000, 2002 before-tax operating income of $124,000,000, P/L 2002 accident year combined ratio of 104.9% and P/L 2002 gross written premium of $509,300,000, and 2002 Overall Performance Rating for the individual of "Clearly Outstanding".

Step 1: Use the Corporate Matrix to determine the initial adjustment to the individual target bonus amount and multiply by 50%.

	  Corporate Matrix                       Initial Adjustment to the
	  2002 Before-tax Operating Income     Corporate Portion of the Bonus
	  --------------------------------     ------------------------------
		  $135,500,000 +                  140% of target bonus
	    $119,900,000 - $135,499,999           120% of target bonus
	    $104,400,000 - $119,899,999           100% of target bonus
	     $88,100,000 - $104,399,999            80% of target bonus
	     $81,200,000 - $88,099,999             50% of target bonus
	     $61,000,000 - $81,199,999             25% of target bonus

	  Corporate Portion After Initial Adjustment = 120% x individual
						       target bonus x 50%
						     = 120% x $25,000 x 50%
						     = $15,000

Step 2: Use the Individual Performance Matrix to adjust the result of Step 1 based on individual performance. This is the corporate portion of the bonus.

	  Individual Performance Matrix
	  2002 Overall Performance Rating      Corporate Portion of the Bonus
	  -------------------------------      ------------------------------
	  Clearly Outstanding performance         125% of result of Step 1
	  Excellent performance                   110% of result of Step 1
	  Good performance                        100% of result of Step 1
	  Marginal performance                      0% of result of Step 1
	  Unsatisfactory performance                0% of result of Step 1

	  Corporate Portion = 125% x result of Step 1
			    = 125% x $15,000
			    = $18,750

Step 3: Use the Business Unit Matrix to determine the other initial adjustment to the individual target bonus amount and multiply by 50%. (See appropriate matrix.)

	  Business Unit Portion After Initial Adjustment = 118% x target
							   bonus x 50%
							 = 118% x $25,000 x 50%
							 = $14,750

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Step 4:   Use the Individual Performance Matrix to adjust the result of
	  Step 3 based on individual performance. This is the business unit portion of the bonus.

	  Business Unit Portion = 125% x result of Step 3
				= 125% x $14,750
				= $18,437.50

Step 5: Determine the first payout of the business unit portion of the bonus by multiplying the result from step 4 by 60%.

	  2003 payout of business unit portion = 60% x business unit portion
					       = 60% x $18,437.50
					       = $11,062.50


2003 Bonus = Corporate Portion (Step 2) + 2003 Payout of Business Unit
	     Portion (Step 5)
	   = $18,750 + $11,062.50
	   = $29,812.50


Note:   The Corporate portion of the bonus is paid only if the business unit portion of the bonus is earned. Payment of the business unit portion of the bonus is not dependent on Corporate performance.


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